Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Charles A. Mathis		Mary M. Gentry
Senior Vice President and Chief Financial Officer	- or -	Treasurer and Director, Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4975		(864) 286-4892

SCANSOURCE REPORTS THIRD QUARTER RESULTS
Strong Profitability, Despite Flat Sales

GREENVILLE, SC -- May 1, 2014 -- ScanSource, Inc. (NASDAQ:SCSC), the leading international value-added distributor of specialty technology products, today announced financial results for the third quarter fiscal year 2014 for the period ended March 31, 2014.

Quarter ended March 31, 2014:
Net sales	$683.0	million
Net income	$16.9	million
Diluted EPS	$0.59	per share

"We had excellent bottom line results for the quarter, including double-digit growth in operating income and earnings per share," said Mike Baur, CEO, ScanSource, Inc. "Sales for our Worldwide Barcode & Security segment increased 4% year-over-year, driven by strong performance from Brazil and Europe. However, our Worldwide Communications & Services segment had a weaker than expected sales quarter."

For the quarter ended March 31, 2014, net sales totaled $683.0 million, which are unchanged from net sales for the prior year quarter. Operating income for the quarter ended March 31, 2014 increased to $25.7 million from $20.8 million in the prior year quarter. The effective tax rate increased to 34.8% in the current quarter from 34% in the prior year quarter. Net income for the quarter ended March 31, 2014 increased to $16.9 million, or $0.59 per diluted share, compared with net income of $14.0 million, or $0.50 per diluted share, for the prior year quarter.

Forecast for Next Quarter

The Company announced its current expectations for the fourth quarter fiscal year 2014. ScanSource expects net sales for the quarter ending June 30, 2014 to range from $715 million to $745 million and diluted earnings per share to range from $0.55 to $0.58 per share.

Webcast Details

ScanSource will present additional information about its financial results and outlook in a conference call with presentation slides today, May 1, 2014, at 5:00 p.m. (ET).  A webcast of the call and accompanying presentation slides will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section).  The webcast will be available for replay for 60 days.

ScanSource Reports Third Quarter Results

Safe Harbor Statement

This press release contains comments that are “forward-looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, expanded operations in emerging markets, such as Brazil, that expose the Company to greater political and economic volatility than its operations in established markets; costs and delays in connection with the Company's new ERP system and the costs associated with the litigation of the prior ERP system project; the ability to forecast volatility in earnings resulting from the quarterly revaluation of the Company's earnout obligation to the sellers of CDC; and macroeconomic circumstances that could impact the business, such as currency fluctuations, credit market conditions, and an economic downturn. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's annual report on Form 10-K for the year ended June 30, 2013 and the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2013, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, including net sales excluding the translation impact of foreign currencies and return on invested capital ("ROIC"). Non-GAAP financial measures are used to better understand and evaluate performance, including comparisons from period to period, as described below.
Net sales excluding the translation impact of foreign currencies: The Company discusses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods. This measure enhances comparability between periods to help analyze underlying trends.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and is considered to have a strong correlation with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.
ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year. In addition, the Company's Board of Directors uses ROIC in evaluating business and management performance. Certain management incentive compensation targets are set and measured relative to ROIC.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following Supplementary Information tables.
About ScanSource, Inc.
ScanSource, Inc. (NASDAQ: SCSC) is the leading international distributor of specialty technology products, focusing on point-of-sale (POS) and barcode, communications and physical security solutions. ScanSource's teams provide value-added services and operate from two technology segments, Worldwide Barcode & Security and Worldwide Communications & Services. ScanSource is committed to helping its reseller customers choose, configure and deliver the industry's best products across almost every vertical market in North America, Latin America and Europe. Founded in 1992, the Company ranks #711 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports Third Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	March 31, 2014	June 30, 2013*
Assets
Current assets:
Cash and cash equivalents	$183,562	$148,164
Accounts receivable, less allowance of	419,889	435,028
$26,825 at March 31, 2014
$25,479 at June 30, 2013
Inventories	479,871	402,307
Prepaid expenses and other current assets	41,947	40,105
Deferred income taxes	15,876	16,456
Total current assets	1,141,145	1,042,060
Property and equipment, net	25,674	20,203
Goodwill	32,143	31,795
Other non-current assets, including net identifiable intangible assets	53,412	70,125
Total assets	$1,252,374	$1,164,183
Liabilities and Shareholders' Equity
Current liabilities:
Current portion of contingent consideration	$5,718	$3,732
Accounts payable	375,892	362,271
Accrued expenses and other current liabilities	62,756	59,983
Income taxes payable	2,289	1,696
Total current liabilities	446,655	427,682
Deferred income taxes	192	205
Long-term debt	5,429	5,429
Long-term portion of contingent consideration	5,018	8,813
Other long-term liabilities	22,294	26,098
Total liabilities	479,588	468,227
Shareholders' equity:
Common stock	166,509	149,821
Retained earnings	623,791	569,107
Accumulated other comprehensive income (loss)	(17,514)	(22,972)
Total shareholders' equity	772,786	695,956
Total liabilities and shareholders' equity	$1,252,374	$1,164,183

*	Derived from audited financial statements.

ScanSource Reports Third Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands)

	Quarter ended March 31,		Nine months ended March 31,
	2014	2013	2014	2013
Net sales	$682,998	$682,965	$2,155,520	$2,164,286
Cost of goods sold	609,647	614,133	1,928,414	1,947,063
Gross profit	73,351	68,832	227,106	217,223
Operating expenses:
Selling, general and administrative expenses	46,705	47,937	143,541	144,392
Change in fair value of contingent consideration	981	100	2,218	1,396
Operating income	25,665	20,795	81,347	71,435
Other expense (income):
Interest expense	217	102	698	356
Interest income	(545)	(483)	(1,644)	(1,648)
Other, net	13	(4)	65	34
Income before income taxes	25,980	21,180	82,228	72,693
Provision for income taxes	9,031	7,202	27,544	24,716
Net income	$16,949	$13,978	$54,684	$47,977
Per share data:
Weighted-average shares outstanding, basic	28,502	27,847	28,275	27,725
Net income per common share, basic	$0.59	$0.50	$1.93	$1.73

Weighted-average shares outstanding, diluted	28,730	28,024	28,548	27,960
Net income per common share, diluted	$0.59	$0.50	$1.92	$1.72

ScanSource Reports Third Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Segment:
	Quarter ended March 31,			Non-GAAP % Change
	2014	2013	% Change	Excluding FX(a)
Worldwide Barcode & Security	$455,822	$438,191	4.0%	4.8%
Worldwide Communications & Services	227,176	244,774	(7.2)%	(7.4)%
Consolidated	$682,998	$682,965	—%	0.4%

	Nine months ended March 31,			Non-GAAP % Change
	2014	2013	% Change	Excluding FX(a)
Worldwide Barcode & Security	$1,382,672	$1,383,453	(0.1)%	0.1%
Worldwide Communications & Services	772,848	780,833	(1.0)%	(1.3)%
Consolidated	$2,155,520	$2,164,286	(0.4)%	(0.4)%

Net Sales by Geographic Segment:
	Quarter ended March 31,			Non-GAAP % Change
	2014	2013	% Change	Excluding FX(b)
North American (U.S. and Canada)	$498,773	$508,394	(1.9)%	(1.9)%
International	184,225	174,571	5.5%	7.3%
Consolidated	$682,998	$682,965	—%	0.4%

	Nine months ended March 31,			Non-GAAP % Change
	2014	2013	% Change	Excluding FX(b)
North American (U.S. and Canada)	$1,602,202	$1,602,193	—%	—%
International	553,318	562,093	(1.6)%	(1.5)%
Consolidated	$2,155,520	$2,164,286	(0.4)%	(0.4)%

Notes:
(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended and nine months ended March 31, 2014 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended and nine months ended March 31, 2013, respectively. Worldwide Barcode & Security net sales excluding the translation impact of foreign currencies for the quarter ended and nine months ended March 31, 2014, as adjusted, totaled $459.4 million and $1.4 billion, respectively. Worldwide Communications & Services net sales excluding the translation impact of foreign currencies for the quarter ended and nine months ended March 31, 2014, as adjusted, totaled $226.7 million and $770.6 million.

(b)Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended and nine months ended March 31, 2014 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended and nine months ended March 31, 2013, respectively. International net sales excluding the translation impact of foreign currencies for the quarter ended and nine months ended March 31, 2014, as adjusted, totaled $187.3 million and $553.8 million, respectively.

ScanSource Reports Third Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended March 31,
	2014	2013
Return on invested capital (ROIC), annualized (a)	14.8%	13.3%

Reconciliation of Net Income to EBITDA
Net income - GAAP	$16,949	$13,978
Plus: Income taxes	9,031	7,202
Plus: Interest expense	217	102
Plus: Depreciation and amortization (b)	1,743	2,274
EBITDA (numerator for ROIC) (non-GAAP)	$27,940	$23,556

Invested Capital Calculation
Equity - beginning of quarter	$751,446	$696,960
Equity - end of quarter	772,786	709,912
Average equity	762,116	703,436
Average funded debt (c)	5,429	15,675
Invested capital (denominator for ROIC) (non-GAAP)	$767,545	$719,111

Notes:
(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), annualized and divided by invested capital for the period.
(b) Depreciation and amortization for the quarter ended March 31, 2013 includes debt issuance costs of $0.1 million.
(c) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.